Exhibit 10.13

Real Estate Lease Agreement

Lessee (hereinafter referred to as Party A): TANG JINGAN

Lessee (hereinafter referred to as Party B):

Tungray Industrial Automation (Shenzhen) Ltd.

Unified Social Credit code : 91440300552138892E

On the basis of equality and voluntariness, Party A and Party B enter into the following agreement regarding the lease of property for both parties to abide by:

I.            Party A leases to Party B the fourth floor of a plant building, Ziyin Industrial Park, No. 38 Jiejiabao Road, Shuitian Community, Shiyan Street, Bao 'an District, Shenzhen, covering a total area of 750 square meters, together with supporting facilities and rooms 701-705 on the seventh floor of the dormitory building. Party A warrants that it has the legal ownership of the property

Ii.           Party A agrees to lease the real estate to Party B for production and operation for a term of 1 year. From January 1, 2021 to December 31, 2021. The rent is ¥460,000 excluding tax, which needs to be paid by the lessee.

Ili. Rent payment method: Party B shall pay the rent by bank transfer. During the lease term, Party B shall be responsible for the water charges, electricity charges, management fees, health charges and taxes related to business operation of the property

Iv.           If Party B needs to change the internal and external structure, decoration or installation of equipment that may affect the structure, it shall obtain. Party A's written consent in advance before carrying out the construction, and the expenses shall be borne by Party B. Party B shall be responsible for the maintenance and repair of the premises during the lease term. When the lease term expires or the contract is terminated due to Party B's responsibilities, the fixed decoration attached to the real estate shall be owned by Party A free of charge. V. During the lease term, if either party intends to terminate the Contract in advance, it shall notify the other party within 15 days in advance, and compensate the other party for the rent by double the contract development fee calculated according to the actual lease term, and the remaining part shall be returned accordingly.

Vi.           If Party A commits any of the following acts, Party B shall have the right to terminate the contract, and Party A shall return double the performance fee to Party B. The rent fee shall be settled in real terms.

1.	The real estate cannot be provided or the real estate provided does not meet the agreed conditions, which seriously affects the use of the property.

2.	This Contract is invalid due to Party A's real estate problems or illegal lease of real estate.

If Party A mortgages the real estate, it shall inform Party B and guarantee the whole lease term.

Vii.          During the lease term, if Party B commits any of the following acts, Party A shall have the right to terminate the contract and take back the real estate, and return the contract money already paid by Party B

1.       Sublet, sublet or lend the leased real estate without Party A's consent.

2.       Changing the main structure and use of the real estate without Party A's consent.

3.       Using the leased real estate to store dangerous goods or carry out illegal activities.

Viii.         Upon the expiration of the lease term, Party B shall return the property as scheduled, pay the relevant fees and complete the handover procedures of the real estate, and Party A shall refund the performance fee.

lx.            Upon the expiration of the lease term or early termination of the Contract, if Party B is unable to contact the premises or retains the premises for more than five days without Party A's consent, Party B shall be deemed to have waived the right to retain the premises and Party A shall have the right to dispose of the premises.

X.            For matters not covered herein, Party A and Party B may enter into a supplementary agreement upon mutual agreement. The supplementary agreement and appendixes shall form an integral part of this Agreement and have the same legal effect as this Contract

XI.          Any dispute arising from the performance of this Contract shall be settled by the parties through negotiation. If no agreement can be reached through negotiation, either party may bring a suit in the people's court. This Contract and its appendices are made in duplicate, with each party holding one copy. This contract shall come into force upon being signed and sealed by both parties

Party A: TANG JINGAN

Signature of representative:/s/

January 1, 2021

Party B: Tungray Industrial Automation (Shenzhen) Ltd.

Signature of representative: /s/

January 1, 2021

2